SCHEDULE 14A
(RULE 14a-101)
Information Required in Proxy Statement
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant   ☒
Filed by Party other than the Registrant   ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Material

☐
Soliciting Material Pursuant to Rule 14a-12

Golub Capital BDC, Inc.

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)
Amount previously paid:

(2)
Form, schedule or registration statement no.:

(3)
Filing party:

(4)
Date filed:

GOLUB CAPITAL BDC, INC.
200 Park Avenue, 25th Floor
New York, NY 10166
December 18, 2020
Dear Stockholder:
You are cordially invited to participate in the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Golub Capital BDC, Inc. (the “Company”) to be held virtually on February 5, 2021 at 9:30 a.m., Eastern Time, at the following website: www.virtualshareholdermeeting.com/GBDC2021.
The notice of annual meeting and proxy statement, which is accessible on the Internet or by request, provide an outline of the business to be conducted at the meeting. At the meeting, you will be asked to: (1) elect two Class II directors of the Company, and (2) ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021.
It is very important that your shares be represented at the Annual Meeting. Even if you plan to participate in the virtual meeting, I urge you to follow the instructions on the Notice of Internet Availability of Proxy Materials to vote your proxy via the Internet or telephone. We encourage you to vote via the Internet, if possible, as it saves us significant time and processing costs. On the Notice of Internet Availability of Proxy Materials you also will find instructions on how to request a hard copy of the proxy statement and proxy card free of charge, and you may vote your proxy by returning a proxy card to us after you request the hard copy materials. Your vote and participation in the governance of the Company are very important to us.
Sincerely yours,
/s/ David Golub
David B. Golub
Chief Executive Officer

GOLUB CAPITAL BDC, INC.
200 Park Avenue, 25th Floor
New York, NY 10166
(212) 750-6060
NOTICE OF VIRTUAL ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON FEBRUARY 5, 2021
Online Meeting Only — No Physical Meeting Location
www.virtualshareholdermeeting.com/GBDC2021
Notice is hereby given to the owners of shares of common stock (the “Stockholders”) of Golub Capital BDC, Inc. (the “Company”) that:
The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company will be conducted virtually at 9:30 a.m., Eastern Time, on February 5, 2021, at the following website: www.virtualshareholdermeeting.com/GBDC2021 for the following purposes:
1.
To elect two Class II directors of the Company who will each serve until the 2024 Annual Meeting of Stockholders of the Company or until his successor is duly elected and qualified; and

2.
To ratify the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021.

You or your proxyholder can participate, vote, and examine our stockholder list at the virtual annual meeting by visiting www.virtualshareholdermeeting.com/GBDC2021 and using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials. You have the right to receive notice of, and to vote at, the Annual Meeting if you were a Stockholder of record at the close of business on December 14, 2020. We are furnishing proxy materials to our Stockholders on the Internet, rather than mailing printed copies of those materials to each Stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request them. Instead the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials, and vote your proxy, on the Internet.
Your vote is extremely important to us. If you are unable to participate in the Annual Meeting, we encourage you to vote your proxy on the Internet by following the instructions provided on the Notice of Internet Availability of Proxy Materials. You may also request from us free of charge hard copies of the proxy statement and a proxy card by following the instructions on the Notice of Internet Availability of Proxy Materials. In the event there are not enough votes for a quorum or to approve the proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.
THE BOARD OF DIRECTORS, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS.
By Order of the Board of Directors,
/s/ Joshua M. Levinson
Joshua M. Levinson
Secretary
December 18, 2020
This is an important meeting. To ensure proper representation at the meeting, please follow the instructions on the Notice of Internet Availability of Proxy Materials to vote your proxy via the Internet or request, complete, sign, date and return a proxy card. Even if you vote your shares prior to the meeting, you still may participate in the meeting and vote your shares virtually if you wish to change your vote.

GOLUB CAPITAL BDC, INC.
200 Park Avenue, 25th Floor
New York, NY 10166
(212) 750-6060
PROXY STATEMENT
For
2021 Virtual Annual Meeting of
Stockholders
To Be Held on February 5, 2021
Online Meeting Only — No Physical Meeting Location
www.virtualshareholdermeeting.com/GBDC2021
This document will give you the information you need to vote on the matters listed on the accompanying Notice of Annual Meeting of Stockholders (“Notice of Annual Meeting”). Much of the information in this Proxy Statement is required under rules of the Securities and Exchange Commission (“SEC”), and some of it is technical in nature. If there is anything you do not understand, please contact us at 212-750-6060.
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Golub Capital BDC, Inc. (the “Company,” “Golub Capital BDC,” “we,” “us” or “our”) for use at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be conducted virtually via live webcast on Tuesday, February 5, 2021 at 9:30 a.m., Eastern Time, and at any postponements or adjournments thereof. You or your proxyholder can participate, vote, and examine our stockholder list at the virtual annual meeting by visiting www.virtualshareholdermeeting.com/GBDC2021 and using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials. This Proxy Statement and the Company’s Annual Report for the fiscal year ended September 30, 2020, are being provided to stockholders of the Company (the “Stockholders”) of record as of December 14, 2020 via the Internet on or about December 18, 2020. In addition, a Notice of Annual Meeting and a Notice of Internet Availability of Proxy Materials are being sent to Stockholders of record as of December 14, 2020.
We encourage you to vote your shares, either by voting virtually at the Annual Meeting or by voting by proxy, which means that you authorize someone else to vote your shares. Shares represented by duly executed proxies will be voted in accordance with your instructions. If you execute a proxy without specifying your voting instructions, your shares will be voted in accordance with the Board’s recommendation. If any other business is brought before the Annual Meeting, your shares will be voted at the Board’s discretion unless you specifically state otherwise on your proxy.
You may revoke a proxy at any time before it is exercised by notifying the Company’s Secretary in writing, by submitting a properly executed, later-dated proxy, or by voting virtually at the Annual Meeting. Any Stockholder entitled to vote at the Annual Meeting may participate in the Annual Meeting and vote virtually, whether he or she has previously voted his or her shares via proxy or wishes to change a previous vote.
You will be eligible to vote your shares electronically via the Internet, telephone, or by mail by following the instructions on the Notice of Internet Availability of Proxy Materials.
Purpose of Annual Meeting
At the Annual Meeting, you will be asked to vote on the following proposals:
1.
To elect two Class II directors of the Company who will each serve until the 2024 Annual Meeting of Stockholders of the Company or until his successor is duly elected and qualified; and

2.
To ratify the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021.

Voting Securities
You may vote your shares at the Annual Meeting only if you were a Stockholder of record at the close of business on December 14, 2020 (the “Record Date”). There were 167,259,511 shares of the Company’s common stock (the “Common Stock”) outstanding on the Record Date. Each share of Common Stock is entitled to one vote.
Quorum Required
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. Shares held by a broker or other nominee for which the nominee has not received voting instructions from the record holder and does not have discretionary authority to vote the shares on non-routine proposals (which are considered “broker non-votes” with respect to such proposals) will be treated as shares present for quorum purposes. If there are not enough votes for a quorum, the Annual Meeting can be adjourned in order to permit the further solicitation of proxies.
Votes Required
Election of Directors
The election of directors requires the vote of a majority of the shares of Common Stock cast at the Annual Meeting in person virtually or by proxy (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee). Stockholders may not cumulate their votes. Abstentions and broker non-votes will not be included in determining the number of votes cast, and, as a result, will have no effect on the election of nominees.
Ratification of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the votes cast at the Annual Meeting virtually or by proxy is required to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm (meaning that the number of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal). Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.
Broker Non-Votes
Broker non-votes are described as votes cast by a broker or other nominee on behalf of a beneficial holder who does not provide explicit voting instructions to such broker or nominee and who does not participate in the meeting. Proposal 1 is a non-routine matter. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to Proposal 1, the election of two Class II directors. Thus, if you do not give your broker or nominee specific instructions on how to vote for you or do not vote for yourself by returning a proxy card or by other arrangement with your broker or nominee, your shares will have no effect on Proposal 1.
Proposal 2, the ratification of the selection of Ernst & Young LLP, is a routine matter. As a result, if you beneficially own your shares and you do not provide your broker or nominee with proxy instructions, by returning a proxy card or by other arrangement with your broker or nominee, your broker or nominee will be able to vote your shares for you on this routine matter.
Adjournment and Additional Solicitation.   If there appear not to be enough votes to approve the proposals at the Annual Meeting, the chair of the Annual Meeting shall have the power to adjourn the Annual Meeting from time to time without notice other than announcement at the Meeting or Stockholders who are represented virtually or by proxy may vote to adjourn the Annual Meeting to permit further solicitation of proxies.

A Stockholder vote may be taken on any of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval of such proposal.
Information Regarding This Solicitation
The Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing and posting this Proxy Statement and the Annual Report to the Internet and the cost of mailing the Notice of Annual Meeting of Stockholders, the Notice of Internet Availability of Proxy Materials and any requested proxy materials to Stockholders. The Company intends to use the services of GC Advisors LLC (“GC Advisors”), the Company’s investment adviser, to aid in the distribution and collection of proxy votes. The Company expects to pay market rates for such services. If brokers, trustees, or fiduciaries and other institutions holding shares in their own names or in the names of their nominee, which shares are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners, the Company will reimburse such persons for their reasonable expenses in so doing.
No additional compensation will be paid to directors, officers or regular employees for such services. If the Company retains a solicitor, the Company has estimated that it would pay approximately $50,000 for such services. If the Company engages a solicitor, you could be contacted by telephone on behalf of the Company and urged to vote. The solicitor will not attempt to influence how you vote your shares, but only ask that you take the time to cast a vote. You may also be asked if you would like to vote over the telephone and to have your vote transmitted to our proxy tabulation firm.
Stockholders may provide their voting instructions through the Internet, by telephone, or by mail by following the instructions on the Notice of Internet Availability of Proxy Materials. These options require Stockholders to input the Control Number, which is provided with the Notice of Internet Availability of Proxy Materials. If you vote using the Internet, after visiting www.proxyvote.com and inputting your Control Number, you will be prompted to provide your voting instructions. Stockholders will have an opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their Internet link. Stockholders who vote via the Internet, in addition to confirming their voting instructions prior to submission, will, upon request, receive an e-mail confirming their instructions.
If a Stockholder wishes to participate in the Annual Meeting but does not wish to give a proxy by Internet, the Stockholder may join the Annual Meeting virtually or request and submit a proxy card by following the instructions on the Notice of Internet Availability of Proxy Materials.
Any proxy authorized pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. A revocation may be affected by resubmitting voting instructions via the Internet voting site, by telephone, by obtaining and properly completing another proxy card that is dated later than the original proxy card and returning it, by mail, in time to be received before the Annual Meeting, by participating in the Annual Meeting and voting in person, or by a notice, provided in writing and signed by the Stockholder, delivered to the Company’s Secretary on any business day before the date of the Annual Meeting.
Security Ownership of Certain Beneficial Owners and Management
As of the Record Date, to our knowledge, no person would be deemed to control us, as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).
Our directors consist of interested directors and independent directors. An interested director is an “interested person” of the Company, as defined in the 1940 Act, and independent directors are all other directors (the “Independent Directors”).
The following table sets forth, as of December 14, 2020, certain ownership information with respect to our Common Stock for those persons who directly or indirectly own, control or hold with the power to vote more than 5 percent of our outstanding Common Stock and all officers and directors, individually and as a group.

Name and Address	Type of Ownership	Shares Owned	Percentage
Lawrence E. Golub(1)(2)	Beneficial	10,834,739	6.5%
David B. Golub(1)(2)	Beneficial	10,960,128	6.6%
Kenneth F. Bernstein(1)	Beneficial	56,710	*
John T. Baily(1)	Beneficial	50,278	*
Anita R. Rosenberg(1)	Beneficial	62,291	*
William M. Webster IV(1)(3)	Beneficial	325,504	*
Ross A. Teune(1)(4)	Beneficial	21,020	*
Joshua M. Levinson(1)	Beneficial	48,666	*
All officers and directors as a group (8 persons)	Beneficial	11,466,422	6.9%
State Teachers Retirement System of Ohio(5)	Beneficial	23,287,194	13.9%

*
Represents less than 1.0%.

(1)
The business address for each of our officers and directors is c/o Golub Capital BDC, Inc., 200 Park Avenue, 25th Floor, New York, NY 10166.

(2)
Messrs. Lawrence E. Golub and David B. Golub are control persons of GCOP LLC and GGP Holdings L.P. The shares of Common Stock shown in the above table as being owned by each named individual reflect the fact that, due to their control of GCOP LLC and GGP Holdings L.P., each may be viewed as having shared voting and dispositive power over all of the 1,305,847 and 2,028,065 shares, respectively, of Common Stock directly owned by such entity. The shares of Common Stock shown in the above table as being owned by each named individual reflect the fact that, due to their control of each of GEMS Fund 4, L.P. and GEMS Fund, L.P., each may be viewed as having shared voting and dispositive power over all of the 2,956,200 shares of Common Stock and 4,544,627 shares of Common Stock owned by GEMS Fund 4, L.P. and GEMS Fund, L.P., respectively, although voting rights to the securities held by each entity have been passed through to the respective limited partners. Messrs. Lawrence E. Golub and David B. Golub disclaim beneficial ownership of such shares of Common Stock except to the extent of their respective pecuniary interest therein.

(3)
The shares of Common Stock shown in the above table as being owned by Mr. William M. Webster IV include 57,387 of shares that are owned indirectly through investments in GEMS Fund 4, L.P., which directly owns 2,956,200 shares of Common Stock.

(4)
The shares of Common Stock shown in the above table as being owned by Mr. Ross A. Teune include 787 of shares that are owned indirectly through investments in GEMS Fund, L.P., which owns 4,544,627 shares of Common Stock.

(5)
The business address for State Teachers Retirement System of Ohio is 275 E. Broad St., Columbus, OH 43215.

Delinquent Section 16(a) Reports
Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s directors and other executive officers, and any persons holding more than 10% of its Common Stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report in this proxy statement any failure to file such reports by those due dates. Based on the Company’s review of Forms 3, 4 and 5 filed by such persons and information provided by the Company’s directors and other executive officers, the Company believes that during the fiscal year ended September 30, 2020, all Section 16(a) filing requirements applicable to such persons were met in a timely manner.
Dollar Range of Securities Beneficially Owned by Directors
Information as to the beneficial ownership listed in the tables below is based on information furnished to the Company by the persons listed in the respective tables. We are not part of a “family of investment companies,” as that term is defined in the 1940 Act. The following table sets forth the dollar range of our Common Stock beneficially owned by each of our directors as of December 14, 2020.
Name of Director	Dollar Range of Equity Securities in Golub Capital BDC(1)
Independent Directors
John T. Baily	Over $	100,000
Kenneth F. Bernstein	Over $	100,000
Anita R. Rosenberg	Over $	100,000
William M. Webster IV .	Over $	100,000
Interested Directors
Lawrence E. Golub	Over $	100,000
David B. Golub	Over $	100,000

(1)
Dollar ranges are as follows: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.

The following table sets forth the dollar range of limited partnership interests in other private funds advised by Golub Capital (“Golub Capital” refers, collectively, to the activities and operations of Golub Capital LLC (formerly Golub Capital Management LLC), which entity employs all of Golub Capital’s investment professionals, as well as GC Advisors, associated investment funds and their respective affiliates) and beneficially owned by any of our Independent Directors and his or her immediate family as of December 14, 2020.
Name of Director	Name of Owners	Name of Investment	Title of Class	Dollar Range of Equity Securities(1)
Independent Directors
William M. Webster IV	William M. Webster IV; J. Lyles Glenn, TTE, FBO William M. Webster IV Trust UAD 3/15/99
Golub Capital Partners 9, L.P.;
Golub Capital Partners 10, L.P.;
Golub Capital Partners 11, L.P.;
Golub Capital Partners 11R, L.P.;
Golub Capital Partners 12, L.P.;
GC Co-investment, L.P.;
Golub Capital International Ltd.;
GEMS Fund 4, L.P.;
GEMS Fund 5 L.P.
			N/A – Single Class	Over $100,000 in each

(1)
Dollar ranges are as follows: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.

PROPOSAL 1: ELECTION OF DIRECTORS
In accordance with the Company’s certificate of incorporation and bylaws, the Board currently has six members. Directors are divided into three classes and are elected for classified terms expiring at the third succeeding annual meeting of stockholders, with a term of office of one of the three classes of directors expiring each year at the Annual Meeting of the Stockholders of the Company. After this election, the terms of Class III, I and II directors will expire in 2022, 2023 and 2024, respectively. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualified.
A Stockholder can vote for or against, or abstain from voting for, any nominee. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of each nominee named below. If a nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person as is nominated by the Board as a replacement. The Board has no reason to believe that either Mr. John T. Baily or Mr. Kenneth F. Bernstein will be unable or unwilling to serve.
THE BOARD, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.
Information about the Nominees and Directors
Certain information with respect to the Class II nominees for election at the Annual Meeting, as well as each of the other directors, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds and the year in which each person became a director of the Company. The nominees for Class II director currently serve as directors of the Company.
Mr. John T. Baily or Mr. Kenneth F. Bernstein have been nominated for election as Class II directors for a three-year term expiring at the 2024 Annual Meeting of Stockholders of the Company or until his successor is duly elected and qualified. Mr. John T. Baily and Mr. Kenneth F. Bernstein are not being proposed for election pursuant to any agreement or understanding between Mr. John T. Baily or Mr. Kenneth F. Bernstein and the Company.
Nominees for Class II Directors
Name, Address and Age (1)	Position(s) held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years	Number of Companies in Fund Complex (2) Overseen by Director	Other Directorships Held by Director or Nominee for Director During the Past 5 years(3)
John T. Baily (76)(4)	Director	Class II Director since 2010; Term Expires 2021	Retired.	Two	A member of the board of directors of Golub Capital BDC 3, Inc. (“GBDC 3”) and RLI Corp. (traded on the New York Stock Exchange or “NYSE”), Endurance U.S. Holding Corp. Previously served on the board of directors of Endurance Specialty Holdings, Ltd. from 2003 to October 2017 and Golub Capital Investment Corporation (“GCIC”) from 2014 until its acquisition by GBDC in 2019.
Kenneth F. Bernstein (59)	Director	Class II Director since 2010; Term Expires 2021	Chief executive officer of Acadia Realty Trust since 2001 and the president and a trustee since its formation in 1998.	Two	A member of the board of directors of GBDC 3. Served as a member of the board of directors of GCIC from 2014 until its acquisition by GBDC in 2019. An independent trustee of BRT Apartments Corp. from 2004 to 2016.

Class III Directors (continuing directors not up for re-election at the Annual Meeting)
Name, Address and Age(1)	Position(s) held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years	Number of Companies in Fund Complex (2) Overseen by Director	Other Directorships Held by Director or Nominee for Director During the Past 5 years(3)
Lawrence E. Golub (61)(5)	Chairman of the Board of Directors	Class III Director since 2009; Term Expires 2022	Serves as the Chief Executive Officer of Golub Capital.	Two	Chairman of the board of directors of GBDC 3. Served as Chairman of the board of directors of GCIC from 2014 until its acquisition by GBDC in 2019.
William M. Webster IV (63)	Director	Class III Director since 2010; Term Expires 2022	Retired. Co-founder of Advance America, Advance Cash Centers, Inc. Served as the Chief Executive Officer of Advance America, Advance Cash Centers, Inc. from its inception in 1997 through August 2005 and served as Chairman of the board of directors from August 2008 through May 2012.	Two	A member of the board of directors of GBDC 3 and Compass Systems, Inc. Previously served as a member of the board of directors of GCIC from 2014 until its acquisition by GBDC in 2019 and LKQ Corporation (NYSE) from 2003 to May 2020.
Class I Directors (continuing directors not up for re-election at the Annual Meeting)
Name, Address and Age(1)	Position(s) held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years	Number of Companies in Fund Complex(2) Overseen by Director	Other Directorships Held by Director or Nominee for Director During the Past 5 years(3)
David B. Golub (58)(5)	Chief Executive Officer and Director	Class I Director since 2009; Term Expires 2023	Serves as the President of Golub Capital.	Two	President and chief executive officer and a member of the board of directors of GBDC 3 since 2017. Served as President and Chief Executive Officer and a member of the board of directors of GCIC from 2014 until its acquisition by GBDC in 2019. Currently serves on the board of directors of the Burton Corporation and previously served on the board of directors of the Michael J. Fox Foundation for Parkinson’s Research.
Anita R. Rosenberg (56)	Director	Class I Director since 2011; Term Expires 2023	Independent Consultant. Former independent advisor to Magnetar Capital from April 2011 to May 2012. Partner and Portfolio Manager at Harris Alternatives, LLC, and its predecessor, Harris Associates, L.P., from 1999 to 2009.	Two	A member of the board of directors of GBDC 3. Served as a member of the board of directors of GCIC from 2014 until its acquisition by GBDC in 2019. An independent trustee at Baron Funds Management since May 2013. An independent director for Impala Asset Management since January 2014.

(1)
The business address of each of our directors is c/o Golub Capital BDC, Inc., 200 Park Avenue, 25th Floor, New York, NY 10166.

(2)
“Fund Complex” includes the Company and GBDC 3.

(3)
No director otherwise serves as a director of an investment company registered under the 1940 Act.

(4)
Prior to its acquisition by Sompo International on March 23, 2017, Mr. John T. Baily served on the board of directors of Endurance Specialty Holdings Ltd. (“Endurance”) which was publicly traded on the NYSE. Trading of ordinary shares ceased after the acquisition.

(5)
Messrs. Lawrence E. Golub and David B. Golub, who are brothers, are interested directors due to their positions as officers of the Company and of Golub Capital.

Corporate Governance
We believe that maintaining the highest standards of corporate governance is a crucial part of our business, and we are committed to having in place the necessary controls and procedures designed to ensure compliance with applicable laws, rules and regulations.
Director Independence
The Nasdaq Stock Market LLC (“Nasdaq”) corporate governance rules require listed companies to have a board of directors with at least a majority of independent directors. Under Nasdaq corporate governance rules, for a director to be deemed independent, our Board must determine that the individual does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities. On an annual basis, each member of our Board is required to complete an independence questionnaire designed to provide information to assist the Board in determining whether the director is independent under Nasdaq corporate governance rules, the 1940 Act and our corporate governance guidelines. Our Board has determined that each of our directors, other than Mr. Lawrence E. Golub and Mr. David B. Golub, is independent under the Nasdaq listing standards, the Exchange Act and the 1940 Act. Our governance guidelines require any director who has previously been determined to be independent to inform the Chairman of the Board, the Chairman of the Nominating and Corporate Governance Committee and our Corporate Secretary of any change in circumstance that may cause his or her status as an Independent Director to change. The Board limits membership on the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee to Independent Directors.
The Board’s Oversight Role in Management
The Board’s role in management of the Company is one of oversight. Oversight of the Company’s investment activities extends to oversight of the risk management processes employed by GC Advisors as part of its day-to-day management of our investment activities. The Board reviews risk management processes throughout the year, consulting with appropriate representatives of GC Advisors as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board’s risk oversight function is to ensure that the risks associated with our investment activities are accurately identified, thoroughly investigated and responsibly addressed. The Audit Committee of the Board (which consists of all the Independent Directors) is responsible for approving our independent accountants, reviewing with our independent accountants the plans and results of the audit engagement, approving professional services provided by our independent accountants, reviewing the independence of our independent accountants and reviewing the adequacy of our internal accounting controls. The Audit Committee is also responsible for aiding the Board in fair value pricing debt and equity securities that are not publicly traded or for which current market values are not readily available. Stockholders should note, however, that the Board’s oversight function cannot eliminate all risks or ensure that events do not adversely affect the value of investments. The Compensation Committee’s risk oversight responsibilities include reviewing the reimbursement by the Company to Golub Capital LLC (the “Administrator”) of the allocable portion of the cost of the Company’s chief financial officer and chief compliance officer and their respective staffs on an annual basis.
The Board’s Composition and Leadership Structure
The 1940 Act requires that at least a majority of the Company’s directors not be “interested persons” (as defined in the 1940 Act) of the Company. Currently, four of the Company’s six directors are Independent Directors (and are not “interested persons”). However, Lawrence E. Golub, Chief Executive Officer of Golub Capital, and therefore an interested person of the Company, serves as Chairman of the Board. The Board believes that it is in the best interests of investors for Mr. Golub to lead the Board because of his broad experience with the day-to-day management and operation of other investment funds and his significant background in the financial services industry, as described below. The Board does not have a lead independent director. However, William M. Webster IV, the Chairman of the Audit Committee and the Nominating and Corporate Governance Committee, is an Independent Director and acts as a liaison between the Independent Directors and management between meetings of the Board. He is also involved in the preparation of agendas for Board and committee meetings. The Board believes that its leadership structure is appropriate in light of the characteristics and circumstances of the Company because the structure allocates areas of responsibility among the individual directors and the committees in a manner that enhances effective oversight. The Board also believes that its small size creates a highly efficient governance structure that provides ample opportunity for direct communication and interaction between GC Advisors and the Board.
Information About Each Director’s Experience, Qualifications, Attributes or Skills
Below is additional information about each director (supplementing the information provided in the table above) that describes some of the specific experiences, qualifications, attributes and/or skills that each director possesses, and which the Board believes has prepared each director to be effective. The Board believes that the significance of each director’s experience, qualifications, attributes and/or skills is an individual matter (meaning that experience or a factor that is important for one director may not have the same value for another) and that these factors are best evaluated at the Board level, with no single director, or particular factor, being indicative of Board effectiveness. However, the Board believes that directors need to have the ability to review, evaluate, question and discuss critical information provided to them and to interact effectively with Company management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties. The Board believes that its members satisfy this standard. Experience relevant to having this ability may be achieved through a director’s educational background, business, professional training or practice (e.g., finance, accounting or law), public service or academic positions, experience from service as a board member (including the Board of the Company) or as an executive of investment funds, public companies or significant private or not-for-profit entities or other organizations, and/or other life experiences. To assist them in evaluating matters under federal and state law, the Independent Directors are counseled by their own independent legal counsel, who participates in Board meetings and interacts with GC Advisors, and also may benefit from information provided by the Company’s counsel. Both Independent Directors’ and Company’s counsels have significant experience advising funds, including other business development companies, and fund board members. The Board and its committees have the ability to engage other experts as appropriate. The Board evaluates its performance on an annual basis.
Experience, Qualifications, Attributes and/or Skills that Led to the Board’s Conclusion that such Members Should Serve as Directors of the Company
The Board believes that, collectively, the directors have balanced and diverse experience, qualifications, attributes and skills, which allow the Board to operate effectively in governing the Company and protecting the interests of its Stockholders. Below is a description of the various experiences, qualifications, attributes and/or skills with respect to each director considered by the Board.
Interested Directors
Lawrence E. Golub
Mr. Lawrence E. Golub serves as Chairman of our Board. The Board benefits from Mr. Golub’s business leadership and experience and knowledge of the financial services industry. As a Managing Director of the Risk Merchant Bank at Bankers Trust Company, he applied derivative products to principal investing and merger and acquisitions transactions. As a Managing Director of Wasserstein Perella Co., Inc., he established that firm’s capital markets group and debt restructuring practice. As an officer of Allen & Company Incorporated, he engaged in principal investing, mergers and acquisitions advisory engagements and corporate finance transactions. Mr. Golub is active in charitable and civic organizations. He is a member of the Harvard Medical School Board of Fellows, a member of the Columbia Medical School Board of Advisors, President of the Harvard University JD-MBA Alumni Association, a member of the Advisory Council of Harvard Kennedy School’s Mossavar-Rahmani Center for Business & Government and a trustee of the American Repertory Theater. Mr. Golub was a private member of the Financial Control Board of the State of New York for over twelve years. Mr. Golub was a White House Fellow and served for over 15 years as Treasurer of the White House Fellows Foundation. Mr. Golub was chairman of Mosholu Preservation Corporation, a non-profit developer and manager of low-income housing in the Bronx. He served for over fifteen years as a trustee of Montefiore Medical Center, the university hospital of the Albert Einstein Medical School. He also served for six years as a trustee of Horace Mann School and for five years on the Harvard University Committee for Science and Engineering. Mr. Golub also serves on the board of directors of GBDC 3 and previously served on the board of directors of Empire State Realty Trust, Inc. (NYSE) and, from 2014 until its acquisition by GBDC in 2019, GCIC. Mr. Golub’s experiences with Golub Capital and his focus on middle market lending led our Nominating and Corporate Governance Committee to conclude that Mr. Golub is qualified to serve as a director
David B. Golub
Mr. David B. Golub serves as our President and Chief Executive Officer. Mr. Golub joined Golub Capital as Vice Chairman in January 2004, after having served as a director of affiliates of the firm since 1995. He brings to the Board a diverse knowledge of business and finance. Since 2017, he has served as President and Chief Executive Officer and a member of the board of directors of GBDC 3. In addition, from November 2014 until the acquisition of GCIC by GBDC in September 2019, Mr. Golub was President and Chief Executive Officer and served on the board of directors of GCIC. From 1995 through October 2003, Mr. Golub was a Managing Director of Centre Partners Management LLC, a leading private equity firm. From 1995 through 2000, Mr. Golub also served as a Managing Director of Corporate Partners, a private equity fund affiliated with Lazard Fréres & Co. formed to acquire significant minority stakes in established companies. Mr. Golub is a member of the Founder’s Council of the Michael J. Fox Foundation for Parkinson’s Research, where he was the first board Chairman and a long-time director. He is a member of the board of the Loan Syndications and Trading Association and serves on the Stanford University Graduate School of Business Advisory Council. He is also a member of the Director’s Circle of the Association of Marshall Scholars. He previously served on the boards of the Hudson Guild and the World Policy Institute. He also serves on the board of directors of The Burton Corporation and has served on the board of numerous public and private companies. Mr. Golub is the brother of Lawrence E. Golub, Chairman of the Board. Mr. Golub earned his A.B. degree in Government from Harvard College. He received an M.Phil. in International Relations from Oxford University, where he was a Marshall Scholar, and an M.B.A. from Stanford Graduate School of Business, where he was named an Arjay Miller Scholar. Mr. Golub’s experiences with Golub Capital and his focus on middle market lending led our Nominating and Corporate Governance Committee to conclude that Mr. Golub is qualified to serve as a director.
Independent Directors
John T. Baily
Mr. John T. Baily brings over three decades of experience in the accounting industry and a substantial background in insurance industry matters. Mr. Baily currently serves as a member of the board of directors of GBDC 3, RLI Corp. (NYSE) and Endurance U.S. Holding Corp. and was a member of the board of directors of GCIC from 2014 to 2019. He was elected to serve as a director to GBDC in 2010, to GBDC 3 in 2017, to RLI Corp., Ltd. in 2003 and to Endurance U.S. Holding Corp. in October 2017. Mr. Baily also served as a member of the board of directors of Erie Indemnity Company (Nasdaq) from 2003 to 2008, of NYMagic, Inc. (NYSE) from 2003 to 2010 and of Endurance Specialty Holdings, Ltd. from 2003 to October 2017. From 1999 until 2002, Mr. Baily was the President of Swiss Re Capital Partners. Prior to joining Swiss Re Capital Partners, Mr. Baily was a partner at PricewaterhouseCoopers LLP and its predecessor, Coopers & Lybrand, where he worked from 1965 until 1999. Mr. Baily was the National Insurance Industry Chairman of Coopers & Lybrand from 1986 until 1998 and a member of Coopers & Lybrand’s International Insurance Industry Committee from 1984 until 1998. Mr. Baily graduated cum laude from Albright College in 1965, received his CPA with honors in 1968 and received his M.B.A. from the University of Chicago in 1979. Mr. Baily’s experience as an accountant and past service as a director of public companies led our Nominating and Corporate Governance Committee to conclude that Mr. Baily is qualified to serve as a director.
Kenneth F. Bernstein
Mr. Kenneth F. Bernstein brings to the Board expertise in accounting and business operations. Mr. Bernstein has been the chief executive officer of Acadia Realty Trust since 2001 and the president and a trustee since its formation in 1998. Mr. Bernstein is responsible for strategic planning as well as overseeing the day-to-day activities of Acadia Realty Trust including operations, acquisitions and capital markets. He was an independent trustee of BRT Apartments Corp. from 2004 to 2016. From 1990 to 1998, he served as chief operating officer of RD Capital, Inc. until its merger into Acadia Realty Trust. He was an associate with the New York law firm of Battle Fowler LLP, from 1986 to 1990. Mr. Bernstein has been a member of the board of directors of GBDC 3 since 2017. He also was a member of the board of directors of GCIC from 2014 to 2019. He has been a member of the National Association of Corporate Directors, International Council of Shopping Centers, the National Association of Real Estate Investment Trusts, for which he serves on the Board of Governors, the Urban Land Institute and the Real Estate Roundtable. Mr. Bernstein was also the founding chairman of the Young Presidents’ Organization Real Estate Network and is currently a member of its board of advisors. He holds a B.A. from the University of Vermont and a J.D. from Boston University School of Law. Mr. Bernstein’s experience as a senior executive officer within finance companies led our Nominating and Corporate Governance Committee to conclude that Mr. Bernstein is qualified to serve as a director
Anita R. Rosenberg
Ms. Rosenberg brings to the Board a diverse knowledge of business and finance. She has been a member of the Board since 2011 and was a member of the board of directors of GCIC from 2014 to 2019. She also has been a member of the board of directors of GBDC 3 since 2017. Ms. Rosenberg became a trustee of Baron Investment Funds Trust in May 2013 and an independent director for Impala Asset Management in January 2014. From April 2011 through May 2012, she served as an independent advisor to Magnetar Capital, a multi-strategy hedge fund. From 1999 until her retirement in February 2009, Ms. Rosenberg was a Partner and Portfolio Manager at Harris Alternatives, LLC, and its predecessor, Harris Associates, L.P. Ms. Rosenberg brings to the Board expertise in capital markets, portfolio management and business operations. As a Portfolio Manager at Harris Alternatives, LLC, Ms. Rosenberg managed all aspects of a $14 billion fund of hedge funds, including asset selection, risk assessment and allocation across investment strategies. Prior to Harris Alternatives, LLC, Ms. Rosenberg held senior level positions at several large asset management/investment banking institutions, including Banker’s Trust, Global Asset Management and Merrill Lynch Capital Markets. Ms. Rosenberg received her B.A. in 1985 from Harvard University. Ms. Rosenberg’s experience as a partner and senior executive in several asset management firms led our Nominating and Corporate Governance Committee to conclude that Ms. Rosenberg is qualified to serve as a director.
William M. Webster IV
Mr. William M. Webster IV brings to the Board a diverse knowledge of business and finance. Mr. Webster is one of the co-founders of Advance America, Advance Cash Centers, Inc. Mr. Webster served as a director from the company’s inception in 1997 through May 2012 and as the Chairman of the Board from August 2008 through May 2012 and previously from January 2000 through July 2004. He was the Chief Executive Officer of Advance America, Advance Cash Centers, Inc. from its inception through August 2005. From May 1996 to May 1997, Mr. Webster served as Executive Vice President of Education Management Corporation and was responsible for corporate development, human resources, management information systems, legal affairs and government relations. From October 1994 to October 1995, Mr. Webster served as Assistant to the President of the United States and Director of Scheduling and Advance. Mr. Webster served as Chief of Staff to U.S. Department of Education Secretary Richard W. Riley from January 1993 to October 1994. From November 1992 to January 1993, Mr. Webster was Chief of Staff to Richard W. Riley as part of the Presidential Transition Team. Mr. Webster serves on the board of directors of Compass Systems, Inc., and GBDC 3 since 2017 and served on the board of directors of GCIC from 2014 to 2019. Mr. Webster previously served on the board of directors of LKQ Corporation (NYSE) from 2003 to May 2020. Mr. Webster holds an Executive Masters Professional Director Certification, the highest level, from the American College of Corporate Directors, a public company director education and credentialing organization. Mr. Webster is a 1979 summa cum laude graduate of Washington and Lee University and a Fulbright Scholar. Mr. Webster is also a graduate of the University of Virginia School of Law. Mr. Webster holds an Executive Masters Professional Director Certification, their highest level, from the American College of Corporate Directors, a public company director education and credentialing organization. Mr. Webster’s knowledge of business and finance developed as a senior executive officer led our Nominating and Corporate Governance Committee to conclude that Mr. Webster is qualified to serve as a director.

Committees of the Board
The Board has established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. For the fiscal year ended September 30, 2020, the Board of the Company held nine Board meetings, five Audit Committee meetings, one Nominating and Corporate Governance Committee meetings and two Compensation Committee meetings. All directors attended at least 75% of the aggregate number of meetings of the Board and of the respective committees on which they served that were held while they were members of the Board. The Company requires each director to make a diligent effort to attend all Board and committee meetings and encourages directors participate in the Annual Meeting. All directors of the Company attended the 2020 Annual Meeting of Stockholders.
Audit Committee
The members of the Audit Committee are John T. Baily, Kenneth F. Bernstein, Anita R. Rosenberg and William M. Webster IV, each of whom is financially literate and meets the independence standards established by the SEC and Nasdaq for audit committees and is independent for purposes of the 1940 Act. William M. Webster IV serves as Chairman of the Audit Committee. Our Board has determined that Mr. Baily, Mr. Bernstein and Mr. Webster are each an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K of the Exchange Act.
The purpose of the Audit Committee is to monitor (i) the integrity of the financial statements of the Company, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the Company’s internal audit function and independent auditors and (iv) the compliance by the Company with legal and regulatory requirements. The Audit Committee is directly responsible for approving and overseeing our independent accountants, including review and discussion of material written communications between the independent accountants and management, and reviewing with our independent accountants the plans and results of the audit engagement, including critical accounting policies to be used, alternative treatment of financial information within generally accepted accounting principles that have been discussed with management and, in the future, critical audit matters. As part of its oversight, the Audit Committee is responsible for approving professional services provided by our independent accountants, reviewing the independence of our independent accountants and reviewing and overseeing the adequacy of our internal accounting controls. The Audit Committee is responsible for reviewing and discussing with management and our independent accountants our annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommending to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K. On a quarterly basis, the Audit Committee reviews and discusses with management and our independent accountants the Company’s earnings releases and quarterly financial statements prior to the filing of the Company’s Quarterly Reports on Form 10-Q, including the results of the independent accountants’ reviews of the quarterly financial statements. Periodically during each fiscal year, the Audit Committee meets, including private meetings, with our independent accountants and selected executive officers of the Company, as appropriate, for consultation on audit, accounting and related financial matters. At least annually, the Audit Committee reviews a report from the independent accountants regarding the independent accountant’s internal quality-control procedures, any material issues raised by internal quality review, or peer review, of the firm or any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues, as well as all relationships between the independent accountants and the Company. In its consideration of whether to recommend that stockholders ratify the selection of our independent accountants, the Audit Committee considers both the independence of the independent accountants from us and management and whether retaining the independent accountants is in the best interests of the Company and our stockholders. The Audit Committee reviews and approves the amount of audit fees and any other fees paid to our independent accountants.
The function of the Audit Committee is oversight. The independent accountants are accountable to the Board and the Audit Committee, as representatives of the Company’s stockholders. The Board and the Audit Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company’s independent accountants (subject, if applicable, to shareholder ratification).
In fulfilling their responsibilities, the members of the Audit Committee are not full-time employees of the Company or management and are not, and do not represent themselves to be, accountants or auditors kby profession. Accordingly, it is not the duty or the responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures, to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to set auditor independence standards.
The responsibilities of the Audit Committee also include compliance oversight, including discussing with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies. In addition, the Audit Committee reviews related party transactions and considers any conflicts of interest brought to its attention pursuant to the Company’s Code of Conduct or Code of Ethics. See “Certain Relationships and Related Party Transactions.”
The Audit Committee is also responsible for aiding our Board in fair value pricing debt and equity securities that are not publicly traded or for which current market values are not readily available. The Board and Audit Committee utilize the services of independent valuation firms to help them determine the fair value of these securities. The Audit Committee Charter is available on the Company’s website at www.golubcapitalbdc.com.
Nominating and Corporate Governance Committee
The members of the Nominating and Corporate Governance Committee are John T. Baily, Kenneth F. Bernstein, Anita R. Rosenberg and William M. Webster IV, each of whom is independent for purposes of the 1940 Act and the Nasdaq corporate governance rules. William M. Webster IV serves as Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for selecting, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on the Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and our management. The Nominating and Corporate Governance Committee has adopted a written Nominating and Corporate Governance Committee Charter that is available on the Company’s website at www.golubcapitalbdc.com.
The Nominating and Corporate Governance Committee considers Stockholder recommendations for possible nominees for election as directors when such recommendations are submitted in accordance with the Company’s bylaws, the Nominating and Corporate Governance Committee Charter and any applicable law, rule or regulation regarding director nominations. Our bylaws provide that a Stockholder who wishes to nominate a person for election as a director at a meeting of Stockholders must deliver written notice to our corporate secretary, Joshua M. Levinson, c/o Golub Capital BDC, Inc., 200 Park Avenue, 25th Floor, New York, NY 10166. This notice must contain, as to each nominee, all information that would be required under applicable SEC rules to be disclosed in connection with election of a director and certain other information set forth in our bylaws, including the following minimum information for each director nominee: full name, age and address; principal occupation during the past five years; directorships on publicly held companies and investment companies during the past five years; number of shares of our Common Stock owned, if any; and a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the Stockholders. In order to be eligible to be a nominee for election as a director by a Stockholder, such potential nominee must deliver to our Corporate Secretary a written questionnaire providing the requested information about the background and qualifications of such nominee and a written representation and agreement that such nominee is not and will not become a party to any voting agreements, any agreement or understanding with any person with respect to any compensation or indemnification in connection with services on the Board and would be in compliance with all of our publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.
Criteria considered by the Nominating and Corporate Governance Committee in evaluating the qualifications of individuals for election as members of the Board include compliance with the independence and other applicable requirements of the Nasdaq corporate governance rules, the 1940 Act and the SEC, and all other applicable laws, rules, regulations and listing standards; the criteria, policies and principles set forth in the Nominating and Corporate Governance Committee Charter and the ability to contribute to the effective management of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills and knowledge of the industry in which the Company operates. The Nominating and Corporate Governance Committee also may consider such other factors as it may deem are in the best interests of the Company and its Stockholders.
Compensation Committee
The members of our Compensation Committee are John T. Baily, Kenneth F. Bernstein, Anita R. Rosenberg and William M. Webster IV, each of whom meets the independence standards established by the SEC and the Nasdaq corporate governance rules. Anita R. Rosenberg serves as Chair of the Compensation Committee. The Compensation Committee is responsible for determining, or recommending to the Board for determination, the compensation, if any, of our Chief Executive Officer and all other executive officers of the Company. Currently none of the Company’s executive officers is compensated by the Company and, as a result, the Compensation Committee does not produce and/or review a report on executive compensation practices. The Compensation Committee is responsible for reviewing the reimbursement by the Company to the Administrator of the allocable portion of the cost of the Company’s Chief Financial Officer and Chief Compliance Officer and their respective staffs on an annual basis. The Compensation Committee also has the authority to engage compensation consultants following consideration of certain factors related to such consultants’ independence. The Compensation Committee charter is available on our website at www.golubcapitalbdc.com.
Communication with the Board
Stockholders with questions about the Company are encouraged to contact the Company’s Investor Relations Department at 200 Park Avenue, 25th Floor, New York, NY 10166, or by visiting the Company website at www.golubcapitalbdc.com. However, if Stockholders believe that their questions have not been addressed, they may communicate with the Company’s Board by sending their communications to Joshua M. Levinson, Secretary, c/o Golub Capital BDC, Inc., 200 Park Avenue, 25th Floor New York, NY 10166. All Stockholder communications received in this manner will be delivered to one or more members of the Board.
Information about the Officers Who Are Not Directors
The following information pertains to our officers who are not directors of the Company.
Name, Address and Age(1)	Position(s) held with Company	Principal Occupation(s) During the Past 5 Years
Ross A. Teune (52)	Chief Financial Officer and Treasurer (since December 2010)	Mr. Teune is a Senior Vice President at Golub Capital and currently is the Chief Financial Officer and Treasurer for GBDC 3 and served in such roles at GCIC from November 2014 until GCIC’s acquisition by the Company in September 2019. Prior to joining Golub Capital in 2007, Mr. Teune served as Director of Strategic Planning at Merrill Lynch Capital where he was responsible for evaluating and implementing new business initiatives and managing that company’s strategic planning process. Prior to this position, Mr. Teune was Vice President of Finance at Antares Capital Corporation. Mr. Teune also worked at Heller Financial Corporation and KPMG LLP. Mr. Teune graduated from Hope College with a B.A. in Accounting and is a Certified Public Accountant (inactive).
Joshua M. Levinson (45)	Chief Compliance Officer and Secretary (since August 2011)	Mr. Levinson serves as our Chief Compliance Officer and Secretary and is also the Co-General Counseland Chief Compliance Officer of Golub Capital, where he has primary responsibility for legal and compliance matters. Mr. Levinson is currently the Chief Compliance Officer and Secretary for GBDC 3 and served in such roles at GCIC from November2014 until GCIC’s acquisition by the Company in September 2019. Mr. Levinson served as Counsel at Magnetar Capital from 2006 to 2010, where he was responsible for the legal affairs of

Name, Address and Age(1)	Position(s) held with Company	Principal Occupation(s) During the Past 5 Years
several business units and served as Secretary of Magnetar Spectrum Fund. Prior thereto, Mr. Levinson was a private equity and investment funds attorney at King & Spalding LLP and a corporate attorney at Wilson Sonsini Goodrich & Rosati. Mr. Levinson holds a B.S. from Vanderbilt University and received a J.D. from Georgetown University Law Center, where he was an associate editor of the Georgetown Law Journal.
Gregory A. Robbins (45)	Managing Director (since November 2013)	Mr. Robbins is a Managing Director at Golub Capital. He also currently serves as Managing Director for GBDC 3 and served in the same role at GCIC from November 2014 until GCIC’s acquisition by the Company in September 2019. Prior to joining Golub Capital in 2004, Mr. Robbins was a Vice President in the Merchant Banking Group at Indosuez Capital. During his tenure at Indosuez Capital, Mr. Robbins originated, structured, executed and managed leveraged finance transactions for middle market private equity sponsors across multiple assets classes. Prior thereto, Mr. Robbins was an associate at Sawmill Capital, a private equity firm. Mr. Robbins holds a B.S. from the Wharton School of the University of Pennsylvania.
Jonathan D. Simmons (38)	Director of Corporate Strategy (since February 2016)	Mr. Simmons is a Director of Golub Capital and serves as our Director of Corporate Strategy.Mr. Simmons also currently serves as Director of Corporate Strategy for GBDC 3 and served in the same role at GCIC from November 2014 until GCIC’s acquisition by the Company in September 2019. Prior to joining Golub Capital in 2009, Mr. Simmons served as a Senior associate at Churchill Financial and as an investment banking associate at J.P. Morgan Securities Inc. Mr. Simmons graduated magna cum laude from Colgate University with a B.A. in Mathematics and Economics.

(1)
The business address of each of our officers, GC Advisors and the Administrator is c/o Golub Capital BDC, Inc., 200 Park Avenue, 25th Floor, New York, NY, 10166.

Each officer holds his office until his successor is chosen and qualified or until his earlier resignation or removal.
Code of Conduct and Code of Ethics
We expect each of our officers and directors, as well as any person affiliated with our operations, to act in accordance with the highest standards of personal and professional integrity at all times and to comply with the Company’s policies and procedures and all laws, rules and regulations of any applicable international, federal, provincial, state or local government. To this effect, the Company has adopted a Code of Conduct, which is posted on the Company’s website at www.golubcapitalbdc.com. The Code of Conduct applies to the Company’s directors, executive officers, officers and their respective staffs.
As required by the 1940 Act, we and GC Advisors have each adopted a Code of Ethics that establishes procedures that apply to our directors, executive officers, officers, their respective staffs and the employees of GC Advisors with respect to their personal investments and investment transactions. Our Code of Ethics generally does not permit investments by our directors, officers or any other covered person in securities that may be purchased or held by us. We filed our Code of Ethics as Exhibit 14.1 to our Annual Report on Form 10-K, filed with the SEC on November 30, 2020, and you may access it via the Internet at the website of the SEC at www.sec.gov or our website at www.golubcapitalbdc.com. We intend to disclose any material amendments to or waivers of required provisions of our Code of Conduct or the Code of Ethics on a Current Report on Form 8-K.

The Company has established a policy designed to prohibit officers, directors, and employees of the Company and GC Advisors from purchasing or selling securities of the Company while in possession of material nonpublic information, or otherwise using such information for their personal benefit or in any manner that would violate applicable laws and regulations. The policy also prohibits short-selling and margining of either the Company’s securities or the securities of existing or prospective portfolio companies. The policy does not expressly prohibit directors, executive officers or employees of the Company and its affiliates from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our common stock. However, the Company discourages trades by such persons that are of a short-term nature rather than for investment purposes, and all purchases and sales of the Company’s securities by directors, officers and employees of the Company and its affiliates must receive pre-clearance from the Company’s Chief Compliance Officer.
Compensation of Directors
The Independent Directors will receive an annual fee of $124,000 for the fiscal year ending September 30, 2021. They also receive $2,500 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending in person or telephonically each regular Board meeting and $500 for each special telephonic meeting. They also receive $2,500 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with each committee meeting attended in person and $500 for each telephonic committee meeting (provided that such compensation will only be paid if the committee meeting is not held on the same day as any regular board meeting). The chairman of the Audit Committee receives an annual fee of $16,000. We have obtained directors’ and officers’ liability insurance on behalf of our directors and officers. No compensation is paid to directors who are “interested persons.” The Board reviews and determines the compensation of Independent Directors.
The following table shows information regarding the compensation earned by our directors for the fiscal year ended September 30, 2020. No compensation is paid by us to any interested director or executive officer of the Company.
Name	Aggregate Compensation from the Company(1)	Pension Retirement Benefits Accrued as Part of Our Expenses(2)	Total Compensation from the Company Paid to Director(1)
Independent Directors
John T. Baily	$131,000	—	$131,000
Kenneth F. Bernstein	$131,000	—	$131,000
Anita R. Rosenberg	$131,000	—	$131,000
William M. Webster IV	$147,000	—	$131,000
Interested Directors
Lawrence E. Golub	—	—	—
David B. Golub	—	—	—

(1)
The amounts listed are for the fiscal year ending September 30, 2020. For a discussion of the Independent Directors’ compensation see above.

(2)
We do not have a profit-sharing or retirement plan, and directors do not receive any pension or retirement benefits.

Investment Committee
The investment committee of GC Advisors responsible for each of the Company’s investments meets regularly to consider its investments, direct its strategic initiatives and supervise the actions taken by GC Advisors on the Company’s behalf. In addition, the investment committee reviews and determines whether to make prospective investments identified by GC Advisors and monitors the performance of the

Company’s investment portfolio. GC Advisors’ investment professionals receive no compensation from the Company. The compensation of these individuals is paid by an affiliate of GC Advisors and includes an annual base salary, and, in certain cases, an annual bonus based on an assessment of short-term and long-term performance.
Information regarding members of GC Advisors’ investment committee is as follows:
Name	Age	Position
Lawrence E. Golub	61	Chairman of the Board
David B. Golub	58	Chief Executive Officer, Director
Gregory W. Cashman	56	Senior Managing Director of Golub Capital
Andrew H. Steuerman	53	Senior Managing Director of Golub Capital
The address for each member of the investment committee is c/o Golub Capital BDC, Inc., 200 Park Avenue, 25th Floor, New York, NY 10166.
Members of GC Advisors’ Investment Committee Who Are Not Directors or Officers
Gregory W. Cashman has served on GC Advisors’ investment committee since the registration of GC Advisors as a registered investment adviser. Mr. Cashman is a Senior Managing Director of Golub Capital. Mr. Cashman co-heads Golub Capital’s Direct Lending Group, overseeing Underwriting, Deal Execution and Portfolio Management and is a member of the firm’s investment and watch list committees. Mr. Cashman also oversees Golub Capital’s Middle-market Club Investments business. Prior to joining Golub Capital in 1996, Mr. Cashman worked in various finance positions at Bristol-Myers Squibb Co. from 1993 to 1996 and was named Manager of Business Development for the venture capital arm of Bristol-Myers Squibb Co.’s Consumer Medicines Division. In that position, he was responsible for analyzing and negotiating investment and acquisition opportunities. Previously, Mr. Cashman spent four years as a senior accountant with Arthur Andersen & Co., serving emerging growth companies. He is a director or advisory director of several Golub Capital’s portfolio companies. Mr. Cashman graduated from the McIntire School of The University of Virginia with a B.S. in Commerce and received an M.B.A. from the Darden School of Business.
Andrew H. Steuerman has served on GC Advisors’ investment committee since the registration of GC Advisors as a registered investment adviser. Mr. Steuerman is a Senior Managing Director of Golub Capital. Mr. Steuerman co-heads Golub Capital’s Direct Lending group, overseeing Origination, Deal Execution and Capital Markets and is a member of the firm’s investment and watch list committees. Prior to joining Golub Capital in 2004, Mr. Steuerman was a Managing Director at Albion Alliance from April 1998 to January 2004, where he originated, executed and supervised subordinated debt and equity investments for two private partnerships. Prior to Albion, Mr. Steuerman was a Vice President at Bankers Trust Alex Brown from 1997 to 1998 and an investment manager with New York Life Insurance Company from 1989 to 1997 in the Private Equity and Mezzanine Group. At New York Life, Mr. Steuerman was a senior member of the Private Equity Group managing leveraged senior loans, mezzanine investments, private equity securities and limited partnership assets. Mr. Steuerman graduated from Pace University with a B.B.A. in Finance and holds an M.B.A. in Finance from St. John’s University.
Portfolio Management
Each investment opportunity requires the consensus and generally receives the unanimous approval of GC Advisors’ investment committee. Follow-on investments in existing portfolio companies may require the investment committee’s approval beyond that obtained when the initial investment in the company was made. In addition, temporary investments, such as those in cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less, may require approval by the investment committee. The day-to-day management of investments approved by the investment committee is overseen by Messrs. Lawrence and David Golub. Biographical information with respect to Messrs. Lawrence and David Golub is set out under “— Information About Each Director’s Experience, Qualifications, Attributes or Skills — Interested Directors.”

Each of Lawrence Golub and David Golub has ownership and financial interests in and may receive compensation and/or profit distributions from, GC Advisors. Neither Lawrence Golub nor David Golub receives any direct compensation from the Company. As of the date of this proxy statement, Lawrence Golub and David Golub each beneficially owned more than $1 million of the Company’s common stock. Lawrence Golub and David Golub are also primarily responsible for the day-to-day management of approximately 22 other pooled investment vehicles, with over $30.7 billion of capital under management, and approximately 18 other accounts, with over $3.2 billion of capital under management, in which their affiliates receive incentive fees.
Certain Relationships and Related Party Transactions
We have entered into agreements with GC Advisors, in which members of our senior management and members of GC Advisors’ investment committee have ownership and financial interests. Members of our senior management and the investment committee also serve as principals of other investment advisers affiliated with GC Advisors that do and in the future will sponsor or manage accounts with investment objectives similar to ours as well as funds with different investment objectives. In addition, our executive officers and directors and the members of GC Advisors and its investment committee serve or could serve as officers, directors or principals of entities that operate in the same, or related, line of business as we do or of accounts managed or sponsored by our affiliates. These accounts could have investment objectives similar to our investment objective.
In serving in these multiple capacities, GC Advisors and its personnel have obligations to other clients or investors in those entities, the fulfillment of which could conflict with the best interests of us or our stockholders. For example, the economic disruption and uncertainty precipitated by the COVID-19 pandemic has required GC Advisors and its affiliates to devote additional time and focus to existing portfolio companies in which other funds and accounts managed by GC Advisors and its affiliates hold investments. The allocation of time and focus by personnel of GC Advisors and its affiliates to these existing portfolio company investments held by other funds and accounts could reduce the time that such individuals have to spend on our investing activities.
Subject to certain 1940 Act restrictions on co-investments with affiliates, GC Advisors offers us the right to participate in all investment opportunities that it determines are appropriate for us in view of our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other relevant factors. Such offers are subject to the exception that, in accordance with GC Advisors’ code of ethics and allocation policies, we might not participate in each individual opportunity but will, on an overall basis, be entitled to participate equitably with other entities sponsored or managed by GC Advisors and its affiliates over time.
GC Advisors and its affiliates have both subjective and objective policies and procedures in place that are designed to manage the potential conflicts of interest between GC Advisors’ fiduciary obligations to us and its similar fiduciary obligations to other clients. To the extent that we compete with entities sponsored or managed by GC Advisors or its affiliates for a particular investment opportunity, GC Advisors will allocate investment opportunities across the entities for which such opportunities are appropriate, consistent with (1) its internal conflict of interest and allocation policies, (2) the requirements of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and (3) certain restrictions under the 1940 Act regarding co-investments with affiliates. GC Advisors’ allocation policies are intended to ensure that, over time, we may generally share equitably with other accounts sponsored or managed by GC Advisors or its affiliates in investment opportunities, particularly those involving a security with limited supply or involving differing classes of securities of the same issuer that are suitable for us and such other accounts. There can be no assurance that GC Advisors’ or its affiliates’ efforts to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Not all conflicts of interest can be expected to be resolved in our favor.
GC Advisors has historically sponsored or managed, and currently sponsors or manages, accounts with similar or overlapping investment strategies and has put in place a conflict-resolution policy that addresses the co-investment restrictions set forth under the 1940 Act. GC Advisors seeks to ensure the equitable allocation of investment opportunities when we are able to invest alongside other accounts sponsored or managed by GC Advisors and its affiliates. When we invest alongside such other accounts, such investments are made consistent with GC Advisors’ allocation policy. Under this allocation policy, GC Advisors will determine separately the amount of any proposed investment to be made by us and similar eligible accounts. We expect that these determinations will be made in a similar manner for other accounts sponsored or managed by GC Advisors and its affiliates. If sufficient securities or loan amounts are available to satisfy our and each such account’s proposed investment, the opportunity will be allocated in accordance with GC Advisor’s pre-transaction determination. Where there is an insufficient amount of an investment opportunity to fully satisfy demand by us and other accounts sponsored or managed by GC Advisors or its affiliates, the allocation policy further provides that allocations among us and such other accounts will generally be made pro rata to us and each other eligible account based on the capital available for investment of each of us and such other eligible accounts, subject to the minimum and maximum investment size limits for each such party. In situations in which co-investment with other entities sponsored or managed by GC Advisors or its affiliates is not permitted or appropriate, such as when, in the absence of exemptive relief described below, we and such other entities would be making different investments in the same issuer, GC Advisors will need to decide whether we or such other entity or entities will proceed with the investment. GC Advisors will make these determinations based on its policies and procedures, which generally require that such opportunities be offered to eligible accounts on a basis that will be fair and equitable over time, including, for example, through random or rotational methods.
We have in the past and expect in the future to co-invest on a concurrent basis with other affiliates of GC Advisors, unless doing so is impermissible with existing regulatory guidance, applicable regulations, the terms of any exemptive relief granted to us and our allocation procedures. On February 27, 2017, we, along with GC Advisors and certain other funds and accounts sponsored or managed by GC Advisors and its affiliates, received exemptive relief from the SEC that permits us greater flexibility to negotiate the terms of co-investments if our Board determines that it would be advantageous for us to co-invest with other accounts sponsored or managed by GC Advisors or its affiliates in a manner consistent with our investment objectives, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. We believe that co-investment by us and accounts sponsored or managed by the GC Advisors and its affiliates affords us additional investment opportunities and the ability to achieve greater diversification.
Under the terms of this exemptive relief, a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors is required to make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction are reasonable and fair to us and our stockholders and do not involve overreaching of us or our stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of our stockholders and is consistent with our investment strategies and policies.
GC Advisors and its affiliates have other clients with similar or competing investment objectives, including GBDC 3 and several private funds that are pursuing an investment strategy similar to ours, some of which will seek new capital from time to time. In serving these clients, GC Advisors could have obligations to other clients or investors in those entities. Our investment objective often overlaps with such affiliated accounts. GC Advisors’ allocation procedures are designed to allocate investment opportunities among the accounts sponsored or managed by GC Advisors and its affiliates in a manner consistent with its obligations under the Advisers Act. If two or more accounts with similar investment strategies are actively investing, GC Advisors will seek to allocate investment opportunities among eligible accounts in a manner that is fair and equitable over time and consistent with its allocation policy. The Board regularly reviews the allocation policy of Golub Capital and annually reviews the code of ethics of GC Advisors.
Our senior management, members of GC Advisors’ investment committee and other investment professionals from GC Advisors could serve as directors of, or in a similar capacity with, companies in which we invest or in which we are considering making an investment. Through these and other relationships with a company, these individuals could obtain material non-public information that could restrict our ability to buy or sell the securities of such company under the policies of the company or applicable law. In addition, we have adopted a formal Code of Ethics that governs the conduct of our and GC Advisors’ officers, directors and employees. Our officers and directors also remain subject to the duties imposed by both the 1940 Act and the General Corporation Law of the State of Delaware.
On September 16, 2019, following the consummation of the Merger (as defined below), the Company entered into a new investment advisory agreement (the “Investment Advisory Agreement”) with GC

Advisors which amended and restated the previous investment advisory agreement, dated as of August 4, 2014, by and between the Company and GC Advisors. The new Investment Advisory Agreement amended the previous investment advisory agreement in order to incorporate changes to the calculation of the cumulative incentive fee cap as well as the income component of the incentive fee but did not change the calculation of the capital gain component of the incentive fee or the rates of the incentive fees, nor eliminate the look-back to the Company’s initial public offering for the incentive fee cap. The new Investment Advisory Agreement shall continue for an initial two-year term. The new Investment Advisory Agreement was approved by the Board on July 11, 2019 and by the Company’s stockholders at a meeting held on September 4, 2019. The incentive fee is computed and paid on income that we may not have yet received in cash. This fee structure creates an incentive for GC Advisors to make certain types of investments. Additionally, we rely on investment professionals from GC Advisors to assist our Board with the valuation of our portfolio investments. GC Advisors’ base management fee and incentive fee are based on the fair value of our average adjusted gross assets and there is a conflict of interest when personnel of GC Advisors are involved in the valuation process of our portfolio investments. Under our incentive fee structure, GC Advisors benefits when we recognize capital gains and, because GC Advisors determines when a holding is sold, GC Advisors controls the timing of the recognition of such capital gains. In addition, because the base management fee that we pay to GC Advisors is based on the fair value of our average adjusted gross assets, including those assets acquired through the use of leverage, GC Advisors has a financial incentive to incur leverage. For the fiscal year ending September 30, 2020, GC Advisors earned a base management fee, together with the collateral management fee described below, of $59.2 million and an incentive fee of $13.8 million.
We have entered into a license agreement with Golub Capital LLC under which Golub Capital LLC granted us a non-exclusive, royalty-free license to use the name “Golub Capital.”
Pursuant to an administration agreement (the “Administration Agreement”), Golub Capital LLC furnishes us with office facilities and equipment and provides clerical, bookkeeping, recordkeeping and other administrative services at such facilities. Our Board reapproved the Administration Agreement for a one-year term in May 2020. Under our Administration Agreement, Golub Capital LLC performs, or oversees the performance of, our required administrative services, which include, among other things, being responsible for the financial records that we are required to maintain and preparing reports to our stockholders and reports filed with the SEC. GC Advisors is the sole member of and controls Golub Capital LLC. For the fiscal year ending September 30, 2020, the Company reimbursed GC Advisors $6.4 million for the services described above.
GC Advisors is an affiliate of Golub Capital LLC, with whom it has entered into a staffing agreement (the “Staffing Agreement”). Under this agreement, Golub Capital LLC makes available to GC Advisors experienced investment professionals and access to the senior investment personnel and other resources of Golub Capital LLC and its affiliates. The Staffing Agreement provides GC Advisors with access to deal flow generated by the professionals of Golub Capital LLC and its affiliates and commits the members of GC Advisors’ investment committee to serve in that capacity. GC Advisors seeks to capitalize on what we believe to be the significant deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of Golub Capital LLC’s investment professionals.
GC Advisors serves as collateral manager to our indirect subsidiaries, Golub Capital BDC CLO 4 LLC, Golub Capital BDC III, LLC and GCIC CLO II, LLC under collateral management agreements and receives a fee for providing these services that is offset against the base management fee payable by us under the Investment Advisory Agreement.
On September 16, 2019, the Company completed its previously announced acquisition of GCIC, pursuant to that certain Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated as of November 27, 2018, by and among the Company, GCIC, Fifth Ave Subsidiary Inc., a Maryland corporation and wholly owned subsidiary of the Company (“Merger Sub”), GC Advisors, and, for certain limited purposes, Golub Capital LLC. Pursuant to the Merger Agreement, Merger Sub was first merged with and into GCIC, with GCIC as the surviving corporation (the “Initial Merger”), and, immediately following the Initial Merger, GCIC was merged with and into the Company, with the Company as the surviving company (the Initial Merger and the subsequent merger, collectively, the “Merger”).

In accordance with the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of GCIC common stock was converted into the right to receive 0.865 shares of common stock, par value $0.001 per share of the Company (with GCIC stockholders receiving cash in lieu of fractional shares of the Company’s common stock). As a result of the Merger, the Company issued an aggregate of 71,779,964 shares of its common stock to former GCIC stockholders prior to any adjustment for GCIC stockholders receiving cash in lieu of fractional shares.
The Audit Committee, in consultation with the Company’s Chief Executive Officer, Chief Compliance Officer and legal counsel, has established a written policy to govern the review of potential related party transactions. The Audit Committee conducts quarterly reviews of any potential related party transactions and, during these reviews, it also considers any conflicts of interest brought to its attention pursuant to the Company’s Code of Conduct or Code of Ethics.

PROPOSAL 2: RATIFICATION OF
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee, comprised of all Independent Directors has selected Ernst & Young LLP to serve as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2021. This selection is presented for ratification by the Stockholders. It is expected that a representative of Ernst & Young LLP will join at the Annual Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions.
Principal Accountant Fees and Services
The following aggregate fees by Ernst & Young LLP, the Company’s current independent registered accounting firm, were billed to the Company for work attributable to audit, tax and other services provided to the Company for the fiscal years ended September 30, 2020 and 2019.
	Fiscal Year Ended September 30, 2020	Fiscal Year Ended September 30, 2019
Audit Fees	$645,094	$586,752
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	426,178	151,050
Total	$1,081,272	$737,802
Audit Fees:   Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that were provided by Ernst & Young LLP for the fiscal years ended September 30, 2020 and 2019 in connection with statutory and regulatory filings. Of the audit fees billed, $10,060 and $19,000 related to Registration Statement and prospectus filings during 2020 and 2019, respectively.
Audit-Related Fees:   Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.
Tax Fees:   Tax fees consist of fees billed for professional services for tax compliance. These services include assistance regarding federal, state, and local tax compliance.
All Other Fees:   Other fees would include fees billed for products and services other than the services reported above.
The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by Ernst & Young LLP, the Company’s independent auditor. The policy requires that the Audit Committee pre-approve the audit and permissible non-audit services performed by the independent auditor in order to assure that the provision of such service does not impair the auditor’s independence. While there were no audit-related fees and tax fees incurred in the fiscal year ended September 30, 2020, if any of these would have been incurred, they would have been approved by the Audit Committee.
Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.
THE BOARD, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2021.

Audit Committee Report1
The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended September 30, 2020.
The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2020, with and without management present. The Audit Committee included in its review results of Ernst & Young LLP’s examinations, the Company’s internal controls and the quality of the Company’s financial reporting. The Audit Committee also reviewed the Company’s procedures and internal control processes designed to ensure full, fair and adequate financial reporting and disclosures, including procedures for certifications by the Company’s chief executive officer and chief financial officer that are required in periodic reports filed by the Company with the SEC. The Audit Committee is satisfied that the Company’s internal control system is adequate and that the Company employs appropriate accounting and auditing procedures.
The Audit Committee also has discussed with Ernst & Young LLP matters relating to Ernst & Young LLP’s judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting as required by Auditing Standard No. 16 (Communication With Audit Committees). In addition, the Audit Committee has discussed with Ernst & Young LLP its independence from management and the Company, as well as the matters in the written disclosures received from Ernst & Young LLP and required by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committee Concerning Independence). The Audit Committee received a letter from Ernst & Young LLP confirming its independence and discussed it with them. The Audit Committee reviewed and approved the amount of audit fees paid to Ernst & Young LLP for the fiscal year ended September 30, 2020. The Audit Committee discussed and reviewed with Ernst & Young LLP the Company’s critical accounting policies and practices, internal controls, other material written communications to management, and the scope of Ernst & Young LLP’s audits and all fees paid to Ernst & Young LLP during the fiscal year. The Audit Committee adopted guidelines requiring review and pre-approval by the Audit Committee of audit and non-audit services performed by Ernst & Young LLP for the Company. The Audit Committee has reviewed and considered the compatibility of Ernst & Young LLP’s performance of non-audit services with the maintenance of Ernst & Young LLP’s independence as the Company’s independent registered public accounting firm.
Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 for filing with the SEC.
November 20, 2020
The Audit Committee
William M. Webster IV, Chair
John T. Baily
Kenneth F. Bernstein
Anita R. Rosenberg

1
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

OTHER BUSINESS
The Board knows of no other matter that is likely to come before the Annual Meeting or that may properly come before the Annual Meeting, apart from the consideration of an adjournment or postponement.
If there appears not to be enough votes for a quorum or to approve the proposals at the Annual Meeting, the chair of the Annual Meeting shall have the power to adjourn the Annual Meeting from time to time without notice other than announcement at the Meeting or the Stockholders who are represented in person or by proxy may vote to adjourn the Annual Meeting to permit the further solicitation of proxies. The person(s) named as proxies will vote proxies held by them for such adjournment.
Whether or not you expect to participate in the virtual meeting, please follow the instructions on the Notice of Internet Availability of Proxy Materials to vote via the Internet or request, sign, date and return a proxy card so that you may be represented at the meeting. The Annual Meeting will be a completely virtual meeting of stockholders and will be conducted exclusively by live webcast. To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/GBDC2021 and enter the control number included with the Notice of Internet Availability. Please allow time for online check-in procedures. For questions regarding the virtual Meeting and voting, please contact us by phone at (305) 381-6999 or by writing to Golub Capital BDC, Inc., 200 Park Avenue, New York, NY 10166, Attention: Joshua M. Levinson, Secretary.
ANNUAL AND QUARTERLY REPORTS
Copies of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K are available at our website at www.golubcapitalbdc.com or without charge upon request by calling us collect at (212) 750-6060, or by mail at to Golub Capital BDC, Inc., Attention: Investor Relations, 200 Park Avenue, New York, NY 10166. Copies of such reports are also posted via EDGAR on the SEC’s website at www.sec.gov.
SUBMISSION OF STOCKHOLDER PROPOSALS
The Company expects that the 2022 Annual Meeting of Stockholders will be held in February 2022, but the exact date, time and location of such meeting have yet to be determined. Proposals to be included in our proxy statement for the 2022 Annual Meeting must be submitted by eligible stockholders who have complied with the relevant regulations of the SEC and received no later than August 16, 2021.
In addition, the Company’s bylaws contain an advance notice provision requiring that, if a Stockholder’s proposal, including nomination of a director, is to brought before the next annual meeting of the Stockholder, such Stockholder must provide timely notice thereof in writing addressed to Joshua M. Levinson, Secretary, c/o Golub Capital BDC, Inc., 200 Park Avenue, New York, NY 10166. Notices of intention to present proposals, including nomination of a director, at the 2021 Annual Meeting must be received by the Company between August 16, 2021 and 5:00 p.m. Eastern time on September 15, 2021. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the Annual Meeting unless certain securities law requirements and requirements of the Company’s bylaws are met. The Company reserves the right to reject, rule out of order, or to take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
The Company’s Audit Committee has established guidelines and procedures regarding the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (collectively, “Accounting Matters”). Persons with complaints or concerns regarding Accounting Matters may submit their complaints to the Company’s Chief Compliance Officer. Persons who are uncomfortable submitting complaints to the Chief Compliance Officer, including complaints involving the Chief Compliance Officer, may submit complaints directly to the Company’s Audit Committee. Complaints may be submitted on an anonymous basis.
The Chief Compliance Officer may be contacted at:

Mr. Joshua M. Levinson
Golub Capital BDC, Inc.
Chief Compliance Officer
200 Park Avenue, 25th Floor
New York, NY 10166
The Audit Committee Members may be contacted at:
Messrs. William M. Webster IV, John T. Baily, Kenneth F. Bernstein, and/or
Ms. Anita R. Rosenberg Golub Capital BDC, Inc.
Audit Committee Member
200 Park Avenue, 25th Floor
New York, NY 10166
You are cordially invited participate in our virtual Annual Meeting. Whether or not you plan to join the Annual Meeting, you are requested to vote in accordance with the voting instructions in the Notice of Internet Availability of Proxy Materials, or by requesting hard copy proxy materials from us and returning a proxy card.
By Order of the Board of Directors,
/s/ Joshua M. Levinson
Joshua M. Levinson
Secretary
December 18, 2020

*** Exercise Your Right to Vote ***Important Notice Regarding the Availability of Proxy Materials for theStockholder Meeting to Be Held on February 5, 2021.Meeting InformationGOLUB CAPITAL BDC, INC.GOLUB CAPITAL BDC, INC.200 PARK AVENUE25TH FLOORNEW YORK, NY 10166Meeting Type: Annual MeetingFor holders as of: December 14, 2020Date: February 5, 2021 Time: 9:30 a.m., Eastern TimeLocation: Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/GBDC2021.The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/GBDC2021 and be sure to have the information that is printed in the box marked by the arrowXXXX XXXX XXXX XXXX (located on the following page).You are receiving this communication because you hold shares in the company named above.This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, scan the QR Barcode on the reverse side, or easily request a paper copy (see reverse side).We encourage you to access and review all of the important information contained in the proxy materials before voting.See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You VoteHow to Access the Proxy MaterialsProxy Materials Available to VIEW or RECEIVE:NOTICE AND PROXY STATEMENT FORM 10-KHow to View Online:Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page)and visit: www.proxyvote.com, or scan the QR Barcode below.How to Request and Receive a PAPER or E-MAIL Copy:If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy.Please choose one of the following methods to make your request:1) BY INTERNET: www.proxyvote.com2) BY TELEPHONE: 1-800-579-16393) BY E-MAIL*: sendmaterial@proxyvote.com* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrowXXXX XXXX XXXX XXXX (located on the following page) in the subject line.Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before January 24, 2021 to facilitate timely delivery.VIEW MATERIALS & VOTE wHow To VotePlease Choose One of the Following Voting MethodsSCAN TOVote By Internet:Before The Meeting:Go to www.proxyvote.com or from a smartphone, scan the QR Barcode above. Have the information that is printed in the boxmarked by the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.During The Meeting:Go to www.virtualshareholdermeeting.com/GBDC2021. Have the information that is printed in the box marked by thearrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting ItemsThe Board of Directors recommends you vote FORthe following proposals:1. Election of Directors – To elect two Class II directors of the Company who will each serve for a term expiring in 2024 or until his successor is duly elected and qualified.Nominees:1a. John T. Baily1b. Kenneth F. Bernstein2. To ratify the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year endingSeptember 30, 2021.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

D28594-P47669